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                                                                       EXHIBIT 1

                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We consent to the inclusion in this Annual Report on Form 40-F of North American Palladium Ltd. (the "Corporation") of our report dated February 21, 2005 (the "Report"), with respect to the consolidated financial statements of the Corporation as at December 31, 2004 and for the year then ended, included therein.

We understand that this Annual Report on Form 40-F is incorporated by reference into the Corporation's Registration Statement on Form S-8 (File No. 333-13766), which was originally filed with the Securities and Exchange Commission (the "SEC") on July 27, 2001 and we consent to the incorporation by reference of the Report therein. We also consent to the incorporation by reference of the Report in the Corporation's Registration Statement on Form F-10, which was originally filed with the SEC on April 7, 2004 (File No. 333-114261).


                                       /s/ KPMG LLP
Toronto, Canada                        ------------
February 21, 2005                      Chartered Accountants